EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Another Quarter of Record Earnings With Third Quarter 2018 Net Income up 30% Over 2017 and Assets Exceeding $8.0 Billion

BETHESDA, Md., Oct. 17, 2018 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the “Company”) (NASDAQ:EGBN), the parent company of EagleBank, today announced record quarterly net income of $38.9 million for the three months ended September 30, 2018, a 30% increase over the $29.9 million net income for the three months ended September 30, 2017. Net income per basic common share for the three months ended September 30, 2018 was $1.14 compared to $0.87 for the same period in 2017, a 31% increase. Net income per diluted common share for the three months ended September 30, 2018 was $1.13 compared to $0.87 for the same period in 2017, a 30% increase.

For the nine months ended September 30, 2018, the Company’s net income was $112.0 million, a 32% increase over the $84.7 million net income for the same period in 2017. Net income per basic common share for the nine months ended September 30, 2018 was $3.26 compared to $2.48 for the same period in 2017, a 31% increase. Net income per diluted common share for the nine months ended September 30, 2018 was $3.25 compared to $2.47 for the same period in 2017, a 32% increase.

“We are very pleased to report a continued quarterly trend of both loan and deposit growth, together with increased total revenue, low levels of problem assets, favorable operating leverage and a very strong capital base” noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. Mr. Paul added that “period end loan growth in the quarter was 2.9%, and average loans were 12% higher in the third quarter 2018 as compared to the third quarter in 2017. Period end deposit growth was 1.7% in the third quarter and average deposits were 11% higher in the third quarter of 2018 as compared to the same period in 2017. Total revenue for the third quarter of 2018 increased 4% over the second quarter of 2018, was 10% higher for the third quarter of 2018 over 2017, and 10% higher for the first nine months of 2018 over the same period in 2017.”

The net interest margin in the third quarter 2018 was 4.14% as compared to 4.15% in the second quarter 2018 and 4.14% for the third quarter in 2017. Mr. Paul added, “At a time when the net interest margin of banks is being challenged by a relatively flat yield curve and increasing cost of funds, the Company remains committed to maintaining efficiency and growing the loan portfolio with continuing attention to loan quality and risk reward balance sheet management measures. Further, an increase in the mix of average liquidity and average investments in the third quarter contributed to the one basis point decline in the net interest margin (“NIM”) over the second quarter 2018.

Third quarter earnings resulted in an annualized return on average assets (“ROAA”) of 1.93%, an annualized return on average common equity (“ROACE”) of 14.85%, and an annualized return on average tangible common equity (“ROATCE”) of 16.54%.

For the first nine months of 2018, total loans grew 7% over December 31, 2017, and average loans were 12% higher in the first nine months of 2018 as compared to the first nine months of 2017. At September 30, 2018, total deposits were 9% higher than deposits at December 31, 2017, while average deposits were 10% higher for the first nine months of 2018 compared with the first nine months of 2017.

Comparing asset yields and cost of funds in the third quarter in 2018 to the third quarter in 2017, loan yields were up 50 basis points (from 5.19% to 5.69%), yields on earning assets were up 47 basis points (from 4.74% to 5.21%) and the cost of funds was up 47 basis points (from 0.60% to 1.07%). The NIM was 4.14% for both quarters ending September 30, 2018 and 2017.  Mr. Paul noted, “We believe that our net interest margin remains favorable to peer banks. Importantly, our funding costs, while up 11 basis points in the third quarter 2018 over the second quarter 2018, continue to benefit from the substantial average mix of noninterest deposits of 33.7% for the third quarter, versus 32.4% for the third quarter in 2017. Additionally, the significant portion of the loan portfolio being variable and adjustable rate in a rising rate environment tends to mitigate the effects of higher cost of funds. The Company’s attention continues to be on all the factors that contribute to earnings per share growth, as opposed to dependence on any one factor.”

Total revenue (net interest income plus noninterest income) for the third quarter of 2018 was $86.9 million, 10% above the $78.7 million of total revenue earned for the third quarter of 2017 and 4% higher than the $83.8 million of revenue in the second quarter of 2018. For the nine month periods ended September 30, total revenue was $251.8 million for 2018, as compared to $228.4 million in 2017, a 10% increase.

The primary driver of the Company’s revenue growth for the third quarter of 2018 as compared to the third quarter in 2017 was its net interest income growth of 13% ($81.3 million versus $71.9 million). Noninterest income (excluding investment gains) decreased by 17% in the third quarter of 2018 over 2017 ($5.6 million versus $6.8 million) due substantially to lower sales of residential mortgage loans and the resulting gains and lower revenue from the FHA Multifamily business unit.

The Company continues to benefit from strong asset quality as measures remained solid at September 30, 2018. For the third quarter of 2018, net credit losses (annualized) were 0.05% of average loans, as compared to 0.00% for the third quarter of 2017. At September 30, 2018, the Company’s nonperforming loans amounted to $15.1 million (0.22% of total loans) as compared to $16.6 million (0.27% of total loans) at September 30, 2017 and $13.2 million (0.21% of total loans) at December 31, 2017. Nonperforming assets amounted to $16.5 million (0.20% of total assets) at September 30, 2018 compared to $18.0 million (0.24% of total assets) at September 30, 2017 and $14.6 million (0.20% of total assets) at December 31, 2017.

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status when appropriate and believes, based on its loan portfolio risk analysis, that its allowance for credit losses, at 1.00% of total loans (excluding loans held for sale) at September 30, 2018, is adequate to absorb potential credit losses within the loan portfolio at that date. The allowance for credit losses was 1.03% at September 30, 2017 and 1.01% at December 31, 2017. The allowance for credit losses at September 30, 2018 represented 452% of nonperforming loans, as compared to 379% at September 30, 2017 and 489% at December 31, 2017.

“Productivity continued to be favorable in the third quarter,” noted Mr. Paul. The efficiency ratio of 36.37% was achieved by managing the increase in noninterest expenses to 7% for the third quarter of 2018 versus the same quarter in 2017 as compared to a 10% increase in total revenue for same periods. In addition, the maintenance of a well located and limited branch network has significantly contributed to the Company’s efficiency. As of June 30, 2018, average deposits per branch totaled $319 million compared to $135 million deposits per branch among our peers. The annualized ratio of noninterest expenses as a percentage of average assets was 1.58% in the third quarter of 2018 as compared to 1.66% in the third quarter of 2017. A well trained and knowledgeable staff, strict attention to personnel increases, a focus on process improvement including strong third party vendor relationships, and a continuing low level of problem assets, have been other major factors for improved operating leverage. Additionally, the Company continues to invest in IT systems and resources, including its online client services. Mr. Paul further noted, “Our goal is to improve operating performance without inhibiting growth or negatively impacting our ability to service our customers. We will continue to maintain strict oversight of expenses, while focusing our spending on advancing infrastructure that keeps us competitive and supports our growth initiatives while prudently managing risk.”

Total assets at September 30, 2018 were $8.06 billion, a 9% increase as compared to $7.39 billion at September 30, 2017, and an 8% increase as compared to $7.48 billion at December 31, 2017. Total loans (excluding loans held for sale) were $6.84 billion at September 30, 2018, a 12% increase as compared to $6.08 billion at September 30, 2017, and a 7% increase as compared to $6.41 billion at December 31, 2017. Loans held for sale amounted to $18.7 million at September 30, 2018 as compared to $26.0 million at September 30, 2017, a 28% decrease, and $25.1 million at December 31, 2017, a 25% decrease. The investment portfolio totaled $722.7 million at September 30, 2018, a 30% increase from the $556.0 million balance at September 30, 2017. As compared to December 31, 2017, the investment portfolio at September 30, 2018 increased by $133.4 million or 23%.

Total deposits at September 30, 2018 were $6.37 billion, compared to deposits of $5.91 billion at September 30, 2017, an 8% increase, and deposits of $5.85 billion at December 31, 2017, a 9% increase. Total borrowed funds (excluding customer repurchase agreements) were $542.2 million at September 30, 2018, $416.8 million at September 30, 2017, and $541.9 million at December 31, 2017. We continue to work on expanding the breadth and depth of our existing relationships while we pursue building new relationships.

Total shareholders’ equity at September 30, 2018 increased 14%, to $1.06 billion, compared to $934.0 million at September 30, 2017, and increased 12% from $950.4 million at December 31, 2017. The Company’s capital position remains substantially in excess of regulatory requirements for well capitalized status, with a total risk based capital ratio of 15.74% at September 30, 2018, as compared to 15.30% at September 30, 2017, and 15.02% at December 31, 2017. In addition, the tangible common equity ratio was 12.01% at September 30, 2018, compared to 11.35% at September 30, 2017 and 11.44% at December 31, 2017. Furthermore, Kroll Bond Rating Agency reaffirmed our BBB+ senior unsecured debt rating (A- at the Bank level) based on our strong capital position, continued robust earnings, best-in-class efficiency, and a history of solid credit quality.

Analysis of the three months ended September 30, 2018 compared to September 30, 2017

For the three months ended September 30, 2018, the Company reported an annualized ROAA of 1.93% as compared to 1.66% for the three months ended September 30, 2017. The annualized ROACE for the three months ended September 30, 2018 was 14.85% as compared to 12.86% for the three months ended September 30, 2017. The annualized ROATCE for the three months ended September 30, 2018 was 16.54% as compared to 14.55% for the three months ended September 30, 2017.

Net interest income increased 13% for the three months ended September 30, 2018 over the same period in 2017 ($81.3 million versus $71.9 million), resulting from growth in average earning assets of 13%. The net interest margin was 4.14% for both the three months ended September 30, 2018 and 2017. The Company believes its current net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.69% for the third quarter of 2018 as compared to 5.19% for the same period in 2017 has been a significant factor in its overall profitability.

The provision for credit losses was $2.4 million for the three months ended September 30, 2018 as compared to $1.9 million for the three months ended September 30, 2017. Net charge-offs of $862 thousand in the third quarter of 2018 represented an annualized 0.05% of average loans, excluding loans held for sale, as compared to $2 thousand, or an annualized 0.00% of average loans, excluding loans held for sale, in the third quarter of 2017. Net charge-offs in the third quarter of 2018 were attributable primarily to commercial loans ($1.1 million) offset by a net recovery in commercial real estate loans ($254 thousand).

Noninterest income for the three months ended September 30, 2018 decreased to $5.6 million from $6.8 million for the three months ended September 30, 2017, a 17% decrease, due substantially to lower gains on the sale of residential mortgage loans ($1.4 million versus $1.8 million) resulting from lower volume as compared to 2017, and minimal revenue associated with the origination, securitization, servicing, and sale of FHA Multifamily-Backed GNMA securities as compared to $780 thousand during the third quarter of 2017. Residential mortgage loans closed were $107 million for the third quarter of 2018 versus $135 million for the same period in 2017.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 36.37% for the third quarter of 2018, as compared to 37.49% for the third quarter of 2017. Noninterest expenses totaled $31.6 million for the three months ended September 30, 2018, as compared to $29.5 million for the three months ended September 30, 2017, a 7% increase. Salaries and employee benefits increased $252 thousand due to a larger staff and merit increases partially offset by lower incentive compensation accruals. Marketing and advertising costs increased $459 thousand due primarily to print and digital advertising. Data processing expense increased by $404 thousand due primarily to the costs of software and infrastructure investments. Legal, accounting and professional fees increased $890 thousand due substantially to advisory services associated with enhancing our risk management systems including corporate governance as we approach $10 billion in assets.

Analysis of the nine months ended September 30, 2018 compared to September 30, 2017

For the nine months ended September 30, 2018, the Company reported an annualized ROAA of 1.92% as compared to 1.63% for the nine months ended September 30, 2017. The annualized ROACE for the nine months ended September 30, 2018 was 14.92% as compared to 12.71% for the nine months ended September 30, 2017. The annualized ROATCE for the nine months ended September 30, 2018 was 16.70% as compared to 14.44% for the nine months ended September 30, 2017.

Net interest income increased 13% for the nine months ended September 30, 2018 over the same period in 2017 ($235.3 million versus $208.5 million), resulting from growth in average earning assets of 13%. The net interest margin was 4.15% for the nine months ended September 30, 2018 and 4.14% for the same period in 2017. The Company believes its current net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.51% for the first nine months of 2018 (as compared to 5.15% for the same period in 2017) has been a significant factor in its overall profitability.

The provision for credit losses was $6.1 million for the nine months ended September 30, 2018 as compared to $4.9 million for the nine months ended September 30, 2017. The higher provisioning for the nine months ended September 30, 2018, as compared to the same period in 2017, is due primarily to higher net charge-offs. Net charge-offs of $2.6 million for the nine months ended September 30, 2018 represented an annualized 0.05% of average loans, excluding loans held for sale, as compared to $991 thousand, or an annualized 0.02% of average loans, excluding loans held for sale, in the first nine months of 2017. Net charge-offs in the first nine months of 2018 were attributable primarily to commercial loans ($2.4 million).

Noninterest income for the nine months ended September 30, 2018 decreased to $16.5 million from $19.9 million for the nine months ended September 30, 2017, a 17% decrease, due substantially to lower gains on the sale of residential mortgage loans ($4.3 million versus $6.1 million) resulting from lower volume as compared to 2017, and minimal revenue associated with the origination, securitization, servicing, and sale of FHA Multifamily-Backed GNMA securities for the nine months ended September 30, 2018 versus $1.5 million for the same period in 2017. Residential mortgage loans closed were $334 million for the nine months ended September 30, 2018 versus $473 million for the same period in 2017.

Noninterest expenses totaled $95.0 million for the nine months ended September 30, 2018, as compared to $88.7 million for the nine months ended September 30, 2017, a 7% increase. Cost increases for salaries and benefits for the nine months ended September 30, 2018 were $1.4 million, due primarily to increased staff and merit increases. Marketing and advertising costs increased $546 thousand due primarily to print and digital advertising. Data processing expense increased by $1.1 million due primarily to the costs of software and infrastructure investments. Legal, accounting and professional fees increased $3.7 million due substantially to both first and second quarter due diligence costs from independent consultants associated with the internet event late in 2017 as well as costs to enhance risk management systems, including corporate governance as we approach $10 billion in assets. Other expenses decreased $1.1 million for the nine months ended September 30, 2018 compared to the same period in 2017, due primarily to a $361 thousand net loss on the sale of OREO in the first quarter of 2017 and a $377 thousand decrease in costs associated with problem loans. For the first nine months of 2018, the efficiency ratio was 37.74% as compared to 38.86% for the same period in 2017.

The financial information which follows provides more detail on the Company’s financial performance for the three and nine months ended September 30, 2018 as compared to the three and nine months ended September 30, 2017 as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission (the “SEC”).

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty branch offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Conference Call: Eagle Bancorp will host a conference call to discuss its third quarter 2018 financial results on Thursday, October 18, 2018 at 10:00 a.m. eastern daylight time. The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 6596785, or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through November 1, 2018.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Income Statements:
Total interest income	$102,360	$82,370	$287,705	$237,508
Total interest expense	21,069	10,434	52,424	28,980
Net interest income	81,291	71,936	235,281	208,528
Provision for credit losses	2,441	1,921	6,060	4,884
Net interest income after provision for credit losses	78,850	70,015	229,221	203,644
Noninterest income (before investment gains)	5,640	6,773	16,429	19,335
Gain on sale of investment securities	-	11	68	542
Total noninterest income	5,640	6,784	16,497	19,877
Total noninterest expense	31,614	29,516	95,024	88,749
Income before income tax expense	52,876	47,283	150,694	134,772
Income tax expense	13,928	17,409	38,735	50,109
Net income	$38,948	$29,874	$111,959	$84,663

Per Share Data:
Earnings per weighted average common share, basic	$1.14	$0.87	$3.26	$2.48
Earnings per weighted average common share, diluted	$1.13	$0.87	$3.25	$2.47
Weighted average common shares outstanding, basic	34,308,684	34,173,893	34,291,929	34,124,387
Weighted average common shares outstanding, diluted	34,460,794	34,338,442	34,444,389	34,315,640
Actual shares outstanding at period end	34,308,473	34,174,009	34,308,473	34,174,009
Book value per common share at period end	$30.94	$27.33	$30.94	$27.33
Tangible book value per common share at period end (1)	$27.84	$24.19	$27.84	$24.19

Performance Ratios (annualized):
Return on average assets	1.93%	1.66%	1.92%	1.63%
Return on average common equity	14.85%	12.86%	14.92%	12.71%
Return on average tangible common equity	16.54%	14.55%	16.70%	14.44%
Net interest margin	4.14%	4.14%	4.15%	4.14%
Efficiency ratio (2)	36.37%	37.49%	37.74%	38.86%

Other Ratios:
Allowance for credit losses to total loans (3)	1.00%	1.03%	1.00%	1.03%
Allowance for credit losses to total nonperforming loans	452.28%	379.11%	452.28%	379.11%
Nonperforming loans to total loans (3)	0.22%	0.27%	0.22%	0.27%
Nonperforming assets to total assets	0.20%	0.24%	0.20%	0.24%
Net charge-offs (annualized) to average loans (3)	0.05%	0.00%	0.05%	0.02%
Common equity to total assets	13.18%	12.63%	13.18%	12.63%
Tier 1 capital (to average assets)	12.13%	11.78%	12.13%	11.78%
Total capital (to risk weighted assets)	15.74%	15.30%	15.74%	15.30%
Common equity tier 1 capital (to risk weighted assets)	12.11%	11.40%	12.11%	11.40%
Tangible common equity ratio (1)	12.01%	11.35%	12.01%	11.35%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$1,493,577	$1,244,184	$1,493,577	$1,244,184
Commercial real estate - owner occupied	$863,162	$749,580	$863,162	$749,580
Commercial real estate - income producing	$3,189,910	$2,898,948	$3,189,910	$2,898,948
1-4 Family mortgage	$104,864	$109,460	$104,864	$109,460
Construction - commercial and residential	$1,047,591	$915,493	$1,047,591	$915,493
Construction - C&I (owner occupied)	$56,572	$55,828	$56,572	$55,828
Home equity	$86,525	$101,898	$86,525	$101,898
Other consumer	$2,471	$8,813	$2,471	$8,813

Average Balances (in thousands):
Total assets	$8,023,535	$7,128,769	$7,805,089	$6,954,948
Total earning assets	$7,793,422	$6,897,613	$7,576,570	$6,722,664
Total loans	$6,646,264	$5,946,411	$6,550,754	$5,849,832
Total deposits	$6,485,144	$5,827,953	$6,273,975	$5,681,827
Total borrowings	$464,460	$344,959	$490,970	$346,174
Total shareholders’ equity	$1,040,826	$921,493	$1,003,439	$890,817

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates return on average tangible common equity by dividing annualized year to date net income by tangible common equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The table below provides a reconciliation of these non-GAAP financial measures with financial measures defined by GAAP.

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(3) Excludes loans held for sale.

GAAP Reconciliation (Unaudited)
(dollars in thousands except per share data)
	Three Months Ended	Nine Months Ended	Twelve Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2018	December 31, 2017	September 30, 2017	September 30, 2017
Common shareholders' equity		$1,061,651	$950,438		$933,982
Less: Intangible assets		(106,481)	(107,212)		(107,150)
Tangible common equity		$955,170	$843,226		$826,832

Book value per common share		$30.94	$27.80		$27.33
Less: Intangible book value per common share		(3.10)	(3.13)		(3.14)
Tangible book value per common share		$27.84	$24.67		$24.19

Total assets		$8,057,855	$7,479,029		$7,393,656
Less: Intangible assets		(106,481)	(107,212)		(107,150)
Tangible assets		$7,951,374	$7,371,817		$7,286,506
Tangible common equity ratio		12.01%	11.44%		11.35%

Average common shareholders' equity	$1,040,826	$1,003,439	$906,174	$921,493	$890,817
Less: Average intangible assets	(106,629)	(106,949)	(107,117)	(107,010)	(107,105)
Average tangible common equity	$934,197	$896,490	$799,057	$814,483	$783,712

Net Income Available to Common Shareholders	$38,949	$111,959	$100,232	$29,874	$84,663
Average tangible common equity	$934,197	$896,490	$799,057	$814,483	$783,712
Annualized Return on Average Tangible Common Equity (1)	16.54%	16.70%	12.54%	14.55%	14.44%

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(dollars in thousands, except per share data)

Assets	September 30, 2018	December 31, 2017	September 30, 2017
Cash and due from banks	$4,459	$7,445	$8,246
Federal funds sold	17,284	15,767	8,548
Interest bearing deposits with banks and other short-term investments	162,734	167,261	432,156
Investment securities available for sale, at fair value	722,674	589,268	556,026
Federal Reserve and Federal Home Loan Bank stock	37,257	36,324	30,980
Loans held for sale	18,728	25,096	25,980
Loans	6,844,672	6,411,528	6,084,204
Less allowance for credit losses	(68,189)	(64,758)	(62,967)
Loans, net	6,776,483	6,346,770	6,021,237
Premises and equipment, net	17,457	20,991	19,546
Deferred income taxes	35,196	28,770	45,432
Bank owned life insurance	73,007	60,947	61,238
Intangible assets, net	106,481	107,212	107,150
Other real estate owned	1,394	1,394	1,394
Other assets	84,701	71,784	75,723
Total Assets	$8,057,855	$7,479,029	$7,393,656

Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$2,057,886	$1,982,912	$1,843,157
Interest bearing transaction	459,455	420,417	429,247
Savings and money market	2,573,258	2,621,146	2,818,871
Time, $100,000 or more	758,152	515,682	482,325
Other time	523,554	313,827	340,352
Total deposits	6,372,305	5,853,984	5,913,952
Customer repurchase agreements	36,446	76,561	73,569
Other short-term borrowings	325,000	325,000	200,000
Long-term borrowings	217,198	216,905	216,807
Other liabilities	45,255	56,141	55,346
Total liabilities	6,996,204	6,528,591	6,459,674

Shareholders' Equity
Common stock, par value $.01 per share; shares authorized 100,000,000, shares
issued and outstanding 34,308,473, 34,185,163, and 34,174,009, respectively	341	340	340
Additional paid in capital	526,423	520,304	518,616
Retained earnings	544,177	431,544	415,975
Accumulated other comprehensive loss	(9,290)	(1,750)	(949)
Total Shareholders' Equity	1,061,651	950,438	933,982
Total Liabilities and Shareholders' Equity	$8,057,855	$7,479,029	$7,393,656
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Eagle Bancorp, Inc.
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
Interest Income	2018	2017	2018	2017
Interest and fees on loans	$95,570	$78,176	$270,924	$226,543
Interest and dividends on investment securities	4,875	3,194	12,525	8,854
Interest on balances with other banks and short-term investments	1,897	991	4,152	2,084
Interest on federal funds sold	18	9	104	27
Total interest income	102,360	82,370	287,705	237,508
Interest Expense
Interest on deposits	16,719	7,233	39,896	19,466
Interest on customer repurchase agreements	54	58	166	136
Interest on other short-term borrowings	1,317	164	3,425	441
Interest on long-term borrowings	2,979	2,979	8,937	8,937
Total interest expense	21,069	10,434	52,424	28,980
Net Interest Income	81,291	71,936	235,281	208,528
Provision for Credit Losses	2,441	1,921	6,060	4,884
Net Interest Income After Provision For Credit Losses	78,850	70,015	229,221	203,644

Noninterest Income
Service charges on deposits	1,814	1,626	5,188	4,641
Gain on sale of loans	1,434	2,173	4,632	6,740
Gain on sale of investment securities	-	11	68	542
Increase in the cash surrender value of bank owned life insurance	373	369	1,073	1,108
Other income	2,019	2,605	5,536	6,846
Total noninterest income	5,640	6,784	16,497	19,877
Noninterest Expense
Salaries and employee benefits	17,157	16,905	51,827	50,451
Premises and equipment expenses	3,889	3,846	11,691	11,613
Marketing and advertising	1,191	732	3,419	2,873
Data processing	2,423	2,019	7,144	6,057
Legal, accounting and professional fees	2,130	1,240	7,282	3,539
FDIC insurance	933	929	2,559	2,063
Other expenses	3,891	3,845	11,102	12,153
Total noninterest expense	31,614	29,516	95,024	88,749
Income Before Income Tax Expense	52,876	47,283	150,694	134,772
Income Tax Expense	13,928	17,409	38,735	50,109
Net Income	$38,948	$29,874	$111,959	$84,663

Earnings Per Common Share
Basic	$1.14	$0.87	$3.26	$2.48
Diluted	$1.13	$0.87	$3.25	$2.47

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (Unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2018			2017
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$377,324	$1,897	1.99%	$331,194	$991	1.19%
Loans held for sale (1)	23,511	274	4.66%	37,146	350	3.77%
Loans (1) (2)	6,646,264	95,296	5.69%	5,946,411	77,826	5.19%
Investment securities available for sale (2)	735,586	4,875	2.63%	576,423	3,194	2.20%
Federal funds sold	10,737	18	0.67%	6,439	9	0.55%
Total interest earning assets	7,793,422	102,360	5.21%	6,897,613	82,370	4.74%

Total noninterest earning assets	297,815			292,891
Less: allowance for credit losses	67,702			61,735
Total noninterest earning assets	230,113			231,156
TOTAL ASSETS	$8,023,535			$7,128,769

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$482,820	$973	0.80%	$406,923	$506	0.49%
Savings and money market	2,596,010	9,636	1.47%	2,663,762	4,211	0.63%
Time deposits	1,220,755	6,110	1.99%	866,595	2,516	1.15%
Total interest bearing deposits	4,299,585	16,719	1.54%	3,937,280	7,233	0.73%
Customer repurchase agreements	30,445	54	0.70%	73,345	58	0.31%
Other short-term borrowings	216,851	1,317	2.38%	54,840	164	1.17%
Long-term borrowings	217,164	2,979	5.37%	216,774	2,979	5.38%
Total interest bearing liabilities	4,764,045	21,069	1.75%	4,282,239	10,434	0.97%

Noninterest bearing liabilities:
Noninterest bearing demand	2,185,559			1,890,673
Other liabilities	33,105			34,364
Total noninterest bearing liabilities	2,218,664			1,925,037

Shareholders’ Equity	1,040,826			921,493
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$8,023,535			$7,128,769

Net interest income		$81,291			$71,936
Net interest spread			3.46%			3.77%
Net interest margin			4.14%			4.14%
Cost of funds			1.07%			0.60%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $5.0 million and $4.7 million for the three months ended September 30, 2018 and 2017, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields and Rates (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2018			2017
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$321,266	$4,152	1.73%	$290,366	$2,084	0.96%
Loans held for sale (1)	24,692	839	4.53%	34,925	1,020	3.89%
Loans (1) (2)	6,550,754	270,085	5.51%	5,849,832	225,523	5.15%
Investment securities available for sale (1)	664,798	12,525	2.52%	541,378	8,854	2.19%
Federal funds sold	15,060	104	0.92%	6,163	27	0.59%
Total interest earning assets	7,576,570	287,705	5.08%	6,722,664	237,508	4.72%

Total noninterest earning assets	294,948			292,700
Less: allowance for credit losses	66,429			60,416
Total noninterest earning assets	228,519			232,284
TOTAL ASSETS	$7,805,089			$6,954,948

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$433,921	$2,252	0.69%	$366,521	$1,081	0.39%
Savings and money market	2,670,578	23,846	1.19%	2,677,777	12,171	0.61%
Time deposits	1,078,608	13,798	1.71%	795,884	6,214	1.04%
Total interest bearing deposits	4,183,107	39,896	1.28%	3,840,182	19,466	0.68%
Customer repurchase agreements	45,504	166	0.49%	70,702	136	0.26%
Other short-term borrowings	228,398	3,425	1.98%	58,797	441	0.99%
Long-term borrowings	217,068	8,937	5.43%	216,675	8,937	5.44%
Total interest bearing liabilities	4,674,077	52,424	1.50%	4,186,356	28,980	0.93%

Noninterest bearing liabilities:
Noninterest bearing demand	2,090,868			1,841,645
Other liabilities	36,705			36,130
Total noninterest bearing liabilities	2,127,573			1,877,775

Shareholders’ equity	1,003,439			890,817
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$7,805,089			$6,954,948

Net interest income		$235,281			$208,528
Net interest spread			3.58%			3.79%
Net interest margin			4.15%			4.14%
Cost of funds			0.93%			0.58%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $14.9 million and $12.9 million for the nine months ended September 30, 2018 and 2017, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
Income Statements:	2018	2018	2018	2017	2017	2017	2017	2016
Total interest income	$102,360	$96,296	$89,049	$86,526	$82,370	$79,344	$75,794	$75,795
Total interest expense	21,069	18,086	13,269	11,167	10,434	9,646	8,900	8,771
Net interest income	81,291	78,210	75,780	75,359	71,936	69,698	66,894	67,024
Provision for credit losses	2,441	1,650	1,969	4,087	1,921	1,566	1,397	2,112
Net interest income after provision for credit losses	78,850	76,560	73,811	71,272	70,015	68,132	65,497	64,912
Noninterest income (before investment gains)	5,640	5,527	5,262	9,496	6,773	6,997	5,565	6,943
Gain on sale of investment securities	-	26	42	-	11	26	505	71
Total noninterest income	5,640	5,553	5,304	9,496	6,784	7,023	6,070	7,014
Salaries and employee benefits	17,157	17,812	16,858	16,678	16,905	16,869	16,677	17,853
Premises and equipment	3,889	3,873	3,929	4,019	3,846	3,920	3,847	3,699
Marketing and advertising	1,191	1,291	937	1,222	732	1,247	894	944
Other expenses	9,377	9,313	9,397	7,884	8,033	7,965	7,814	7,284
Total noninterest expense	31,614	32,289	31,121	29,803	29,516	30,001	29,232	29,780
Income before income tax expense	52,876	49,824	47,994	50,965	47,283	45,154	42,335	42,146
Income tax expense	13,928	12,528	12,279	35,396	17,409	17,382	15,318	16,429
Net income	38,948	37,296	35,715	15,569	29,874	27,772	27,017	25,717

Per Share Data:
Earnings per weighted average common share, basic	$1.14	$1.09	$1.04	$0.46	$0.87	$0.81	$0.79	$0.76
Earnings per weighted average common share, diluted	$1.13	$1.08	$1.04	$0.45	$0.87	$0.81	$0.79	$0.75
Weighted average common shares outstanding, basic	34,308,684	34,305,693	34,260,882	34,179,793	34,173,893	34,128,598	34,069,528	33,650,963
Weighted average common shares outstanding, diluted	34,460,794	34,448,354	34,406,310	34,334,873	34,338,442	34,324,120	34,284,316	34,233,940
Actual shares outstanding at period end	34,308,473	34,305,071	34,303,056	34,185,163	34,174,009	34,169,924	34,110,056	34,023,850
Book value per common share at period end	$30.94	$29.82	$28.72	$27.80	$27.33	$26.42	$25.59	$24.77
Tangible book value per common share at period end (1)	$27.84	$26.71	$25.60	$24.67	$24.19	$23.28	$22.45	$21.61

Performance Ratios (annualized):
Return on average assets	1.93%	1.92%	1.91%	0.82%	1.66%	1.60%	1.62%	1.46%
Return on average common equity	14.85%	14.93%	14.99%	6.49%	12.86%	12.51%	12.74%	12.26%
Return on average tangible common equity	16.54%	16.71%	16.86%	7.31%	14.55%	14.22%	14.56%	14.07%
Net interest margin	4.14%	4.15%	4.17%	4.13%	4.14%	4.16%	4.14%	3.95%
Efficiency ratio (2)	36.37%	38.55%	38.38%	35.12%	37.49%	39.10%	40.06%	40.22%

Other Ratios:
Allowance for credit losses to total loans (3)	1.00%	1.00%	1.00%	1.01%	1.03%	1.02%	1.03%	1.04%
Allowance for credit losses to total nonperforming loans	452.28%	612.42%	491.56%	489.20%	379.11%	356.00%	416.91%	330.49%
Nonperforming loans to total loans (3)	0.22%	0.16%	0.20%	0.21%	0.27%	0.29%	0.25%	0.31%
Nonperforming assets to total assets	0.20%	0.16%	0.19%	0.20%	0.24%	0.26%	0.22%	0.30%
Net charge-offs (annualized) to average loans (3)	0.05%	0.05%	0.06%	0.15%	0.00%	0.02%	0.04%	-0.01%
Tier 1 capital (to average assets)	12.13%	11.97%	11.76%	11.45%	11.78%	11.61%	11.51%	10.72%
Total capital (to risk weighted assets)	15.74%	15.59%	15.32%	15.02%	15.30%	15.13%	14.97%	14.89%
Common equity tier 1 capital (to risk weighted assets)	12.11%	11.89%	11.57%	11.23%	11.40%	11.18%	10.97%	10.80%
Tangible common equity ratio (1)	12.01%	11.79%	11.57%	11.44%	11.35%	11.15%	10.97%	10.84%

Average Balances (in thousands):
Total assets	$8,023,535	$7,789,564	$7,597,485	$7,487,624	$7,128,769	$6,959,994	$6,772,164	$6,984,492
Total earning assets	$7,793,422	$7,558,138	$7,373,535	$7,242,994	$6,897,613	$6,728,055	$6,538,377	$6,754,935
Total loans	$6,646,264	$6,569,931	$6,433,730	$6,207,505	$5,946,411	$5,895,174	$5,705,261	$5,591,790
Total deposits	$6,485,144	$6,269,126	$6,063,017	$6,101,727	$5,827,953	$5,660,119	$5,554,402	$5,796,516
Total borrowings	$464,460	$485,729	$523,369	$382,687	$344,959	$375,124	$318,143	$312,842
Total shareholders’ equity	$1,040,826	$1,002,091	$966,585	$951,727	$921,493	$890,498	$859,779	$834,823

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding,as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

EAGLE BANCORP, INC.
CONTACT:
Michael T. Flynn
301.986.1800